As filed with the Securities and Exchange Commission on August 2, 1999
                                                 Registration No. 333-15371

------------------------------------------------------------------------------

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                      POST-EFFECTIVE AMENDMENT NO. 1
                                   TO
                                FORM S-3
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933

                             TECHDYNE, INC.

           (Exact name of registrant as specified in its charter)

             Florida                                    59-1709103
---------------------------------          -----------------------------------
  (State or other jurisdiction             (I.R.S. Employer Identification No.
of incorporation or organization)

                                            JOSEPH VERGA, Sr. Vice President,
       2230 W. 77th Street                       Operations and Treasurer
     Hialeah, Florida 33016                        2230 West 77th Street
         (305) 556-9210                           Hialeah, Florida 33016
                                                      (305) 556-9210
  (Address, including zip code and
  telephone number, including area         (Name, address, including zip code
   code, of registrant's principal           and telephone number, including
        executive offices)                   area code, of agent for service)

    It is requested that copies of notices and communications be sent to:
                           LAWRENCE E. JAFFE, ESQ.
                              777 Terrace Avenue
                        Hasbrouck Heights, N.J. 07604

        Approximate date of commencement of proposed sale to the public:
              Removal of 295,000 unsold shares of common stock.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
                                                          Proposed         Proposed
Title of Each Class    Amount to be                       Maximum           Maximum          Amount of
of Securities to be    Removed from       Amount       Offering Price      Aggregate       Registration
    Registered         Registration     Registered        Per Unit       Offering Price         Fee
--------------------------------------------------------------------------------------------------------
Common Stock,
  $.01 par value....    295,000(1)        300,000          $3.51           $1,053,000         $ 724*

==============================================================================

(1) Removal of 295,000 shares of common stock that were originally registered with the Company's November 4, 1998 registration statement on Form S-3 for 300,000 shares of common stock on behalf of one selling shareholder, who sold, 5,000 shares, and whose offering of the remaining 295,000 shares is terminated.

* Filing fees were paid during the initial filing of the Form S-3 Registra-tion.

                                TECHDYNE, INC.

                          Removal of 295,000 Shares
                          -------------------------

     This Post-Effective Amendment No. 1 to the Company's Form S-3 Registra-tion removes 295,000 unsold shares of common stock. In November, 1998, the Company had originally registered 300,000 shares of common stock for one selling shareholder under the Form S-3 Registration No. 333-38949. The selling shareholder had sold 5,000 shares and the offering for the remaining 295,000 shares have been terminated.

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 17.   Undertakings.
-------    ------------

     Pursuant to its undertaking in its Form S-3 registration statement (No. 333-38949), the offering of 295,000 shares of common stock by one selling shareholder, who had sold 5,000 shares, has been terminated and the shares are removed from the Form S-3 registration statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No.1 to its Form S-3 Registration Statement and has caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hialeah, State of Florida on the 29th day of July, 1999.

                                       TECHDYNE, INC.

                                          /s/ Thomas K. Langbein

                                       By:-----------------------------------
                                          Thomas K. Langbein
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                         Date

/s/ Thomas K. Langbein      Chairman of the Board of Directors   July 29, 1999
------------------------    and Chief Executive Officer
Thomas K. Langbein

/s/ Barry Pardon            President and Director               July 29, 1999
------------------------
Barry Pardon

/s/ Joseph Verga            Senior Vice-President,               July 29, 1999
------------------------    Treasurer and Director
Joseph Verga

/s/ Daniel R. Ouzts         Vice-President and Controller        July 29, 1999
------------------------
Daniel R. Ouzts

/s/ Anthony C. D'Amore      Director                             July 29, 1999
------------------------
Anthony C. D'Amore

/s/ Peter D. Fischbein      Director                             July 29, 1999
------------------------
Peter D. Fischbein

/s/ Lytton Crossley         Director                             July 29, 1999
------------------------
Lytton Crossley

/s/ Edward Diamond          Director                             July 29, 1999
------------------------
Edward Diamond